Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(i)	the Registration Statement (No. 333-188424) on Form S-8 of Forest Oil Corporation-Employee Stock Purchase Plan and 2007 Stock Incentive Plan,

(ii)	the Registration Statements (Nos. 333-81529, 333-127873 and 333-160153) on Form S-8 of Forest Oil Corporation-Employee Stock Purchase Plan,

(iii)	the Registration Statements (Nos. 333-62408 and 333-108267) on Form S-8 of Forest Oil Corporation-2001 Stock Incentive Plan,

(iv)	the Registration Statements (Nos. 333-145726 and 333-167004) on Form S-8 of Forest Oil Corporation-2007 Stock Incentive Plan of Forest Oil Corporation,

(v)	the Registration Statement (No. 333-184213) on Form S-8 of Forest Oil Corporation-Patrick R. McDonald Restricted Stock Inducement Agreement and Performance Unit Inducement Agreement, and

(vi)	the Registration Statement (No. 333-182776) on Form S-3 of Forest Oil Corporation;
of our report dated February 26, 2014, except as it relates to the going concern matter discussed in Note 1 as to which the date is October 1, 2014 with respect to the consolidated financial statements of Forest Oil Corporation and our report dated February 26, 2014, except for the effects of the material weaknesses described in the sixth paragraph of our report as to which the date is October 1, 2014 with respect to the effectiveness of internal control over financial reporting of Forest Oil Corporation included in this Annual Report on Form 10-K/A for the year ended December 31, 2013.

/s/ Ernst & Young LLP
Denver, Colorado
October 1, 2014